           As filed with the Securities and Exchange Commission on June 25, 2001
                                                      Registration No. 333-56320
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              --------------------

                         POST-EFFECTIVE AMENDMENT NO. 1
                                   TO FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              --------------------

                                 E.PIPHANY, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                              --------------------

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
                  DELAWARE                                      7389                                     77-0443392
      (STATE OR OTHER JURISDICTION OF               (PRIMARY STANDARD INDUSTRIAL                      (I.R.S. EMPLOYER
       INCORPORATION OR ORGANIZATION)               CLASSIFICATION CODE NUMBER)                    IDENTIFICATION NUMBER)
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                      1900 SOUTH NORFOLK STREET, SUITE 310
                           SAN MATEO, CALIFORNIA 94403
                                 (650) 356-3800
    (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                  OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                              --------------------

                                 ROGER S. SIBONI
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                                 E.PIPHANY, INC.
                      1900 SOUTH NORFOLK STREET, SUITE 310
                           SAN MATEO, CALIFORNIA 94403
                                 (650) 356-3800
            (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                              --------------------

                                   Copies to:
                              Aaron J. Alter, Esq.
                            N. Anthony Jeffries, Esq.
                     Wilson Sonsini Goodrich & Rosati, P.C.
                               650 Page Mill Road
                        Palo Alto, California 94304-1050
                                 (650) 493-9300

                              --------------------

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after this registration statement becomes effective. If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


                              --------------------

                          DEREGISTRATION OF SECURITIES

         A Registration Statement on Form S-3 (Registration No. 333-56320), was originally filed with the U.S. Securities and Exchange Commission on February 28, 2001 and amended on April 5, 2001 by the Registrant (the "Registration Statement"), and became effective on April 20, 2001. The offering of securities for resale by certain selling stockholders named in the Registration Statement has been terminated.

         The total number of shares of the Registrant's common stock registered under the Registration Statement was 238,032. The total number of shares of common stock resold pursuant to the Registration Statement was no shares with 238,032 registered shares of common stock remaining unsold at the termination of the offering.

         Pursuant to the undertaking of the Registrant contained in the section in Part II, Item 17 of the Registration Statement entitled "Undertakings," the Registrant hereby requests that the 238,032 unsold shares be removed from registration by means of this Post-Effective Amendment No. 1.


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



                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of San Mateo, State of California, on this 25th day of June, 2001.

                                       E.PIPHANY, INC.

                                       By:  /s/ Roger S. Siboni
                                          ----------------------------------
                                          Roger S. Siboni
                                          President and Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the registration statement has been signed below by the following persons on behalf of E.piphany, Inc. and in the capacities and on the dates indicated.

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               SIGNATURE                                      TITLE                                  DATE
               ---------                                      -----                                  ----

/s/ Roger S. Siboni                       President, Chief Executive Officer and                 June 25, 2001
------------------------------------      Director (Principal Executive Officer)
Roger S. Siboni

/s/ Kevin J. Yeaman                       Chief Financial Officer (Principal                     June 25, 2001
------------------------------------      Financial and Accounting Officer)
Kevin J. Yeaman

               *
------------------------------------
Paul M. Hazen                             Director                                               June 25, 2001

               *
------------------------------------
Robert L. Joss                            Director                                               June 25, 2001

               *
------------------------------------
Sam H. Lee                                Director                                               June 25, 2001

               *
------------------------------------      Director                                               June 25, 2001
Douglas J. Mackenzie


------------------------------------      Director
Jenny J. Ming

* By: /s/ Kevin J. Yeaman
      ------------------------------
         Kevin J. Yeaman
         Attorney-in-Fact
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